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________________________________________________________________________________




                      CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

                                      Among

                                THRUSTMASTER, INC.,

                          STRONG RIVER INVESTMENTS, INC.,

                                      and

                           BAY HARBOR INVESTMENTS, INC.

                             Dated as of June 9, 1999




________________________________________________________________________________

         CONVERTIBLE DEBENTURE PURCHASE AGREEMENT, dated as of June 9, 1999 (this "AGREEMENT"), among ThrustMaster, Inc., an Oregon corporation (the "Company") and Strong River Investments Inc. ("STRONG RIVER"), a corporation organized under the laws of the British Virgin Islands, and Bay Harbor Investments, Inc. ("BAY HARBOR"), a corporation organized under the laws of the British Virgin Islands. Strong River and Bay Harbor are each referred to herein as a "PURCHASER" and are collectively referred to herein as the "PURCHASERS".

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell and the Purchasers desire to purchase from the Company, an aggregate principal amount of $6,000,000 of the Company's Convertible Debentures, due June 9, 2002 (the "DEBENTURES"), which are convertible into shares of common stock, par value (the "COMMON STOCK").

         NOW THEREFORE, the Company and the Purchasers hereby agree as follows:

                                       ARTICLE I

                      PURCHASE AND SALE OF CONVERTIBLE DEBENTURES

         1.   THE CLOSING.

                   (a) THE CLOSING. (i) Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Purchasers and the Purchasers shall purchase from the Company the Debentures for an aggregate purchase price of $6,000,000. The closing of the purchase and sale of the Debentures (the "CLOSING") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP ("RSPAB"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties shall agree. The date of the Closing is hereinafter referred to as the "CLOSING DATE."

                         (ii) At the  Closing,  (a) the  Company  shall
deliver or shall cause to be delivered to (A) Strong River (1) Debentures in the aggregate principal amount of $3,000,000 registered in the name of Strong River, (2) a common stock purchase warrant (the "WARRANT"), in the form of EXHIBIT D, registered in the name of Strong River, pursuant to which Strong River shall have the right to acquire shares of Common Stock upon the terms set forth therein, (3) the legal opinion of Perkins Coie LLP outside counsel to the Company, substantially in the form of EXHIBIT C, (4) a waiver of the Company's right to deliver a written notice to Strong River requiring Strong River to purchase Tranche 2 Shares (as defined in that certain Securities Purchase Agreement among the Company, Strong River and certain other parties dated as of January 28, 1999 (the "SECURITIES PURCHASE AGREEMENT")) and (5) all other documents, instruments and writings required to have been delivered at or prior to the Closing Date by the Company to Strong River pursuant to this Agreement, including an executed Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of EXHIBIT B (the "REGISTRATION RIGHTS AGREEMENT") and (B) Bay Harbor (1) Debentures in the aggregate principal amount of $3,000,000 registered in the name of Bay Harbor, (2) the legal opinion of Perkins Coie LLP outside counsel to the Company, substantially in the form of EXHIBIT C, and (3) all other documents, instruments and writings required to have been delivered at or prior to the Closing Date by the Company to the Purchasers pursuant to this Agreement, including the executed Registration Rights Agreement and (b) Purchasers shall deliver (1) $6,000,000 in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose, (2) a certificate acknowledging that Strong River shall no longer have any right to receive Adjustment Shares (as defined in the Securities Purchase Agreement) pursuant to the Securities Purchase Agreement and (3) all documents, instruments and writings required to have been delivered at or prior to the Closing Date by such Purchaser pursuant to this Agreement, including, without limitation, an executed Registration Rights Agreement.

              1.2 FORM OF DEBENTURES. The Debentures shall be in the form of Exhibit A.

              1.3 CERTAIN DEFINED TERMS. For purposes of this Agreement, "CONVERSION PRICE," "ORIGINAL ISSUE DATE" and "TRADING DAY" shall have the meanings set forth in Exhibit A; "VESTING DATE" shall have the meaning set forth in Exhibit D; "BUSINESS DAY" shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York and the State of Oregon are authorized or required by law or other governmental action to close.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company hereby makes the following representations and warranties to the
Purchasers:

         (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than those set forth on Schedule 2.1(a) (collectively the "SUBSIDIARIES"). Each of the Subsidiaries is an entity, duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, be reasonably expected to have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

         (b) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of this Agreement, the Registration Rights Agreement, the Debentures and the Warrant (collectively, the "TRANSACTION DOCUMENTS"), and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and no further corporate action is required by the Company. Each of the Transaction

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Documents has been duly executed by the Company and, when delivered (or filed, as the case may be) in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective articles of incorporation, by-laws or other charter documents.

         (c) CAPITALIZATION. The number of authorized, issued and outstanding capital stock of the Company is set forth in SCHEDULE 2.1(c). No shares of Common Stock are entitled to statutory preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in SCHEDULE 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Securities (as defined in Section 2.1(d)), rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, except as specifically disclosed in the SEC Reports (as defined below) or SCHEDULE 2.1(c), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Shares. A "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

         (d) ISSUANCE OF THE SECURITIES The Securities are duly authorized, and, when issued and paid for in accordance with the terms hereof or of the Debentures or the Warrant (as the case may be), shall have been validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind created by the Company (collectively, "LIENS"). The Company has on the date hereof and will at all times while the Debentures and the Warrant are outstanding, maintain an adequate reserve of duly authorized Common Stock, reserved for issuance to the holders of the Debentures and the Warrant, to enable it to perform its conversion, exercise and other obligations under this Agreement, the Debentures and the Warrant. With respect to the Securities to be issued hereunder, such number of reserved and available shares of Common Stock is not less than the sum (i) the maximum number of shares of Common Stock which may be issued to the Purchasers upon the conversion of the aggregate principal amount of the Debentures (the "CONVERSION SHARES"), assuming that the average Per Share Market Value of the Common Stock utilized to determine the Conversion Price is 50% of the Per Share Market Value on the Trading Day immediately preceding the Closing Date and (ii) the maximum number shares of Common Stock which may be issued to Strong River upon the exercise of the Warrant (the "WARRANT SHARES") at any time after the Closing Date, assuming that the Per Share Market Value of the Common Stock utilized to determine any such Reset Price on such date is 50% of the Per Share Market Value on the Trading Day immediately preceding the Closing Date (such number of shares of Common Stock to be reserved prior to each Closing Date shall be referred to as the "INITIAL MINIMUM"). All such

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authorized shares of Common Stock shall be duly reserved for issuance to the holders of the Debentures and the Warrant. The Debentures, the Conversion Shares, the Warrant and the Warrant Shares are collectively referred to as, the "SECURITIES."

         (e) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its Articles of Incorporation (as amended through the date hereof), or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, indenture or instrument (evidencing a Company debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is listed or traded), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect.

         (f) FILINGS, CONSENTS AND APPROVALS. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of the registration statements with the Commission meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Conversion Shares and the Warrant Shares by the Purchasers, (ii) the application(s) to the Nasdaq National Market (the "NASDAQ") for the listing of the Conversion Shares and the Warrant Shares with the NASDAQ (and with any other national securities exchange or market on which the Common Stock is then listed), (iii) applicable Blue Sky filings, (iv) the filing of Current Reports on Form 8-K with the Commission disclosing the transaction contemplated hereby, (v) the filing of Forms D with the Commission as required by Regulation D promulgated under the Securities Act and (vi) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect (the consents, waivers, authorizations, orders, notices and filings referred to in (i)-(iv) of this Section are, collectively, the "REQUIRED APPROVALS").

         (g) LITIGATION; PROCEEDINGS. There is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or

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foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, individually or in the aggregate, be reasonably expected to have or result in a Material Adverse Effect.

         (h) NO DEFAULT OR VIOLATION. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except, in each case as could not individually or in the aggregate, reasonably be expected to, have or result in a Material Adverse Effect.

         (i) PRIVATE OFFERING. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Sections 2.2(b)-(g), the offer, issuance and sale of the Securities to the Purchasers as contemplated hereby are exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Neither the Company nor, to the Company's knowledge, any Person acting on its behalf has taken any action which could subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act. Neither the Company nor, to the Company's knowledge, any Person acting on the Company's behalf has solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

         (j) SEC REPORTS; FINANCIAL STATEMENTS. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to
Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC REPORTS" and, together with the Schedules to this Agreement the "DISCLOSURE MATERIALS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and, the rules and regulations promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Reports to the extent required. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and the unaudited financial statement do not contain footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash

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flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Since March 31, 1999, except as specifically disclosed in the SEC Reports or SCHEDULE 2.1(j) annexed hereto, (a) there has been no event, occurrence or development that has had or that could reasonably be expected to have or result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock. The Company last filed audited financial statements with the Commission on May 17, 1999, and has not received any comments from the Commission in respect thereof.

         (k) INVESTMENT COMPANY. The Company is not, and is not an Affiliate (as defined in Rule 405 under the Securities Act) of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (l) CERTAIN FEES. No fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, or bank with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement as a result of action by or on behalf of the Company or any of its Affiliates.

         (m) FORM S-3 ELIGIBILITY. The Company is eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act.

         (n) LISTING AND MAINTENANCE REQUIREMENTS COMPLIANCE. The Company has not, in the two years preceding the date hereof, received notice (written or oral) from the NASDAQ or any other stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market. The Company is currently in compliance with all such maintenance requirements and no fact or circumstances currently exist which could reasonably be expected to result in noncompliance with such maintenance requirements in the foreseeable future.

         (o) PATENTS AND TRADEMARKS. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "INTELLECTUAL PROPERTY RIGHTS") which are necessary or material for use in connection with its business, and which the failure to so have would have a Material Adverse Effect. To the best knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

         (p) Registration Rights; Rights of Participation. Except as set forth on SCHEDULE 6(b) to

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the Registration Rights Agreement, (i) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (ii) no Person, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

         (q) REGULATORY PERMITS. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

         (r) TITLE. The Company and the Subsidiaries have good and marketable title in fee simple to all real property and personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for liens, claims or encumbrances as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

         (s) DISCLOSURE. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         2.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. The Purchasers hereby represent and warrant to the Company as follows:

         (a) ORGANIZATION; AUTHORITY. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate power and authority, to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by each Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

         (b) INVESTMENT INTENT. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement

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under the Securities Act and in compliance with applicable federal and state securities laws or under an exemption from such registration.

         (c) PURCHASER STATUS. At the time such Purchaser was offered the Securities, it was, and at the date hereof, it is, and at each conversion under its Debentures and each exercise date under its Warrant, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

         (d) EXPERIENCE OF THE PURCHASER. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser has not been organized for the sole purpose of acquiring the Securities.

         (e) ABILITY OF PURCHASER TO BEAR RISK OF INVESTMENT. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

         (f) ACCESS TO INFORMATION. Such Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

         (g) GENERAL SOLICITATION. Such Purchaser is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

         (h) RELIANCE. Such Purchaser understands and acknowledges that (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

         (i) INVOLVEMENT IN CERTAIN PROCEEDINGS. Neither the Purchasers nor any of their Affiliates has been involved in any of the proceedings described in
Section 401(f) of Regulation S-K under the Securities Act during the periods described therein.

         (j) BENEFICIAL OWNERSHIP. Neither the Purchasers nor any of their Affiliates is the beneficial owner of any shares of the Company's Common Stock as of the trading day immediately preceding the Closing Date, other than shares of Common Stock and warrants issued pursuant to that Securities Purchase Agreement.

         The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                                 ARTICLE III

                      OTHER AGREEMENTS OF THE PARTIES

         3.1 TRANSFER RESTRICTIONS. (a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable federal and state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with any transfer agent for the securities of the Company any transfer of Securities by such Purchaser to any other fund under common management with such Purchaser (a "DESIGNEE") or any transfer among any such Designees, provided that transferee certifies to the Company that it is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and that it is acquiring the Securities solely for investment purposes. Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

         (b) The Purchasers agree to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Securities:

         NEITHER THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.


         The legend set forth above shall be removed from the Debentures and the Warrant, and the

Company shall cause its transfer agent to issue a certificate or certificates without any legend (upon surrender of the legended certificates duly endorsed) to each holder of the Debentures and/or Warrant upon which it is stamped if such legend is not required under applicable requirements of the Securities Act and other applicable securities laws. Conversion Shares and Warrant Shares shall not contain the legend set forth above nor any other legend if the conversion of Debentures or exercise of Warrant as contemplated by the Debentures or the Warrant, as the case may be, occurs at any time such legend is not required under applicable requirements of the Securities Act and the applicable securities laws.

         3.2 ACKNOWLEDGMENT OF DILUTION. The Company acknowledges that the issuance of the Conversion Shares upon conversion of the Debentures and the issuance of Warrant Shares upon exercise of the Warrant may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.

         3.3 FURNISHING OF INFORMATION. As long as the Company is subject to Sections 13(a) and 15(d) of the Exchange Act, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. So long as any of the Purchasers own Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to such Purchaser and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

         3.4 INCREASE IN AUTHORIZED SHARES. At such times as the Company would be, if a notice of exercise or conversion were to be delivered on such date, precluded from issuing such number of Conversion Shares as would be issuable upon conversion in full of the Debentures or issuing such number of Warrant Shares as would be issuable upon exercise in full of the Warrant due to the unavailability of a sufficient number of shares of authorized but unissued or reserved shares of Common Stock, the Company shall promptly (and in any case, within 30 Business Days from such date) prepare and mail to the stockholders of the Company proxy materials requesting authorization to amend the Company's Articles of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least such number of shares as reasonably requested by the Purchasers in order to provide for such number of authorized and unissued shares of Common Stock to enable the Company to comply with its exercise and reservation of shares obligations as set forth in this Agreement, the Debentures and the Warrant. In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders no later than the 60th day after delivery of the proxy materials relating to such meeting) and (c) within five (5) Business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company's Articles of Incorporation to evidence such increase.

         3.5 LISTING OF CONVERSION SHARES AND WARRANT SHARES. The Company shall
(i) not later than the tenth Business Day following the Closing Date prepare and file with the NASDAQ (or such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) an additional shares listing application covering a number of shares of Common Stock which is not less than the Initial Minimum, (ii) take all steps necessary to cause such shares to be approved for listing in the NASDAQ (or on the other primary national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) as soon as possible thereafter, and
(iii) provide to the Purchasers evidence of such listing, and the Company shall maintain the listing of its Common Stock thereon.

         3.6 EXERCISE AND ISSUANCE PROCEDURES. The Debentures set forth the totality of the procedures with respect to the conversion of the Debentures, including such other information and instructions as may be reasonably necessary to enable the Purchasers to convert the Debentures in accordance with their terms. The Company shall honor any conversion of the Debentures and shall deliver Conversion Shares in accordance with the terms, conditions and time periods set forth in the Debentures. The Warrant sets forth the totality of the procedures with respect to the exercise of the Warrant, including such other information and instructions as may be reasonably necessary to enable Strong River to exercise the Warrant in accordance with their terms. The Company shall honor any exercise of the Warrant and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Warrant.

         3.7 SUBSEQUENT REGISTRATIONS. Except for (w) Tranche 1 Shares (as defined in the Securities Purchase Agreement) (x) Conversion Shares and Warrant Shares, (y) Common Stock to be registered for resale in connection with financings permitted pursuant to paragraph (a) (i), (iii) and (iv) of Section
3.11 (a) of the Securities Purchase Agreement and (z) other "Registrable Securities" (as such term is defined in the Registration Rights Agreement) to be registered, and securities of the Company permitted pursuant to Schedule 6(b) of the Registration's Rights Agreement or Schedule 6(b) of that certain Registration Rights Agreement among the Company, Strong River and certain other parties, dated as of January 28, 1999 to be registered in the Underlying Securities Registration Statement in accordance with the Registration Rights Agreement, the Company shall not, without the prior written consent of the Purchasers (i) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities pursuant to Regulation S promulgated under the Securities Act, or (ii) register for resale any securities of the Company, in each case, for a period of not less than 120 Business Days after the date that any registration statement covering the resale of any of the Conversion Shares and the Warrant Shares by the Purchasers meeting the requirement of the Registration Rights Agreement is declared effective by the Commission. Any days that any Purchaser is unable to sell Conversion Shares or Warrant Shares under any such registration statement shall be added to such 120 Business Day period for the purposes of (i) and (ii) above.

         3.8 CERTAIN SECURITIES LAWS DISCLOSURES; PUBLICITY. The Company shall:
(i) issue within one (1) Business Day of each Closing a press release acceptable to the Purchasers disclosing the transactions contemplated hereby, (ii) file within ten (10) Business Days after each Closing Date with the Commission a Current Report on Form 8-K disclosing the transactions contemplated hereby, and
(iii) timely file with the Commission a Form D promulgated under the Securities Act as required under Regulation D promulgated under the Securities Act and provide a copy thereof to the Purchasers promptly after the filing thereof. The Company shall, no less than two (2) Business Days prior to the filing of any disclosure required by clauses (ii) and (iii) above, provide a copy thereof to the Purchasers.

         3.9 USE OF PROCEEDS. The Company shall not use the net proceeds form the sale of Securities hereunder to redeem any Company equity or equity-equivalent securities. Pending application of the proceeds of this placement in the manner permitted hereby, the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

         3.10 LIMITATIONS ON SHORT SALES. Each Purchaser agrees that it will not enter into any Short Sales (as hereinafter defined) from the period commencing on the Closing Date and ending on the date which is 300 days after the date hereof. For purposes of this Section 3.10, a "SHORT SALE" by a Purchaser shall mean a sale of Common Stock by such Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by the Purchaser. For purposes of determining whether there is an equivalent offsetting long position in Common Stock held by a Purchaser, Conversion Shares that have not yet been converted pursuant to the Debenture shall be deemed to be held long by the Purchaser, Warrant Shares that have not yet been exercised pursuant to the Warrant shall be deemed to be held long by the Purchaser, and the number of Conversion Shares and Warrant Shares then held by a Purchaser on any particular date of computation shall be equal to (i) with respect to Conversion Shares, such number of Conversion Shares issuable pursuant to the Debenture assuming such holder converted all the outstanding principal amount of the Debenture on such date and (ii) with respect to Warrant Shares, the number of Warrant Shares issuable pursuant to the Warrant on the next Vesting Date calculated as if such computation date were such Vesting Date (e.g. using the lowest ten (10) Per Share Market Values during the twenty-five (25) days immediately preceding such computation date).

         3.11 REIMBURSEMENT. If either Purchaser, other than by reason of its negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person, including stockholders of the Company, in connection with or as a result of the consummation of the transactions contemplated by Transaction Documents, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred in an amount not to exceed $100,000 in the aggregate for both Purchasers as a whole. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliate of such Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of such Purchaser and any Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, such Purchaser and any Affiliate and any such Person. The Company also agrees that neither such Purchaser nor any Affiliate, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the negligence or willful misconduct of such Purchaser. Notwithstanding anything to the contrary, the Company shall not be obligated to pay any reimbursements hereunder in the event that a court, in a final unappealable judgement, determines that such Purchaser is liable for the act upon which reimbursement is sought and the Company may condition payment of any reimbursement hereunder upon receipt of an undertaking reasonably satisfactory to the Company to repay any such reimbursement.

         3.12 INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligations of each Purchaser hereunder is several and not joint with the obligations of the other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at the closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                             ARTICLE IV

                           MISCELLANEOUS

         4.1 FEES AND EXPENSES. The Company shall pay $30,000 to RSPAB in connection with the preparation and negotiation of the Transaction Documents. Other than the amounts contemplated in the immediately preceding sentence, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities.

         4.2 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Exhibits and Schedules hereto, the Registration Rights Agreement, the Debentures and the Warrant contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

         4.3 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:00 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase
Agreement later than 6:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:


         If to the Company:         ThrustMaster, Inc.
                                    7175 N.W. Evergreen Parkway #400
                                    Hillsboro, Oregon 97124-5839
                                    Facsimile:   (503) 615-3297
                                    Attention:   Frank G. Hausmann, Jr., CEO

         With copies to:            Perkins Coie LLP
                                    1211 SW Fifth Ave., Suite 1500
                                    Portland, OR 97204
                                    Facsimile: (503) 727-2222
                                    Attention: Patrick Simpson

         If to Strong River:        Strong River Investments Inc.
                                    c/o Cavallo Capital Corp.
                                    630 Fifth Avenue, Suite 2000
                                    New York, New York 10111
                                    Facsimile: (212) 332-3256
                                    Attention: Avi Vigder

         If to Bay Harbor:          Bay Harbor Investments, Inc.
                                    c/o Cavallo Capital Corp.
                                    630 Fifth Avenue, Suite 2000
                                    New York, New York 10111
                                    Facsimile: (212) 332-3256
                                    Attention: Avi Vigder

         With copies to:            Robinson Silverman Pearce Aronsohn &
                                    Berman LLP
                                    1290 Avenue of the Americas
                                    New York, NY 10104
                                    Facsimile: (212) 541-4630
                                    Attention: Kenneth L. Henderson


         or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         4.4 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         4.5 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         4.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Except as set forth in
Section 3.1(a), the Purchasers may not assign this Agreement or any of the rights or obligations hereunder or under the Transaction Documents (other than to a Designee of the respective Purchaser) without the consent of the Company, except that the Purchasers may assign its rights hereunder and, subject to the terms thereof, under the Transaction Documents without the consent of the Company as long as such assignee demonstrates to the reasonable satisfaction of the Company its satisfaction of the representations and warranties set forth in
Section 2.2.

         4.7 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         4.8 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

         4.9 SURVIVAL. The representations, warranties, agreements and covenants contained herein shall survive the Closings and the issuances of the Warrant Shares and Conversion Shares.

         4.10 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         4.11 PUBLICITY. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any of the Purchasers, or include the name of any of the Purchasers in any filing with the Commission, or any regulatory agency, trading facility or stock market without the prior written consent of the respective Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or by applicable rules, bylaws or policies of the NASDAQ, in which case the Company shall provide the respective Purchaser with prior notice of such disclosure.

         4.12 SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         4.13 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under the Transaction Documents. Each of the Company and the Purchasers agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                           SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Convertible Debenture Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                        COMPANY:
                        THRUSTMASTER, INC.

                        By:_____________________________________
                           Name:
                           Title:

                        PURCHASERS:

                        STRONG RIVER INVESTMENTS, INC.

                        By:_____________________________________
                           Name:
                           Title:

                        BAY HARBOR INVESTMENTS, INC.

                        By:_____________________________________
                           Name:
                           Title: